BYLAWS

OF

XCELTHERA, INC.

(the Corporation)

These bylaws are subject to the articles of incorporation of the corporation. In these bylaws, references to the articles of incorporation and bylaws mean the provisions of the articles of incorporation and the bylaws as are from time to time in effect.

ARTICLE I

OFFICES

SECTION 1.1. Principal and Other Offices. The principal office of the Corporation shall be located at any place either within or outside the State of California as designated in the articles of incorporation of the Corporation. The Corporation may have such other offices, either within or outside the State of California as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.2. Registered Office. The registered office of the Corporation required by the General Corporation Law of California to be maintained in the State of California may, but need not, be the same as any of its places of business. The registered office may be changed from time to time.

SECTION 1.3. Registered Agent. The registered agent of the Corporation required by the General Corporation Law of California to maintain a business office in the State of California may, but need not, be an officer or employee of the Corporation as long as such agent business office is identical with the registered office. The registered agent may be changed from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an Annual Meeting) shall be held at the hour, date and place either within or outside the State of California which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

SECTION 2.2. Special Meetings. Except as otherwise required by applicable law, special meetings of shareholders of the Corporation may only be called by the Chairman of the Board, the Vice Chairman of the Board, or President pursuant to a resolution approved by the Board of Directors by not less than two-thirds of the number of directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

SECTION 2.3. Location of Meeting. The Board of Directors, the Chairman of the Board or the Vice Chairman of the Board may designate any place, within or outside the State of California, as the place of meeting for the annual meeting or for any special meeting. If no designation is made the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

SECTION 2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special meeting of shareholders. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the General Corporation Law of California, and shall be given not less than ten nor more than sixty (60) days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be effective when mailed postpaid and addressed to the shareholder address shown in the Corporation current record of shareholders, or when electronically transmitted to the shareholder in a manner authorized by the shareholder. Oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective the date of publication or broadcast.

SECTION 2.5. Advance Notice of Shareholder Nominations and Proposals. At an annual meeting of shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including but not limited to director nominations) must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.4, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board, or (c) otherwise properly brought before the meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of such meeting is delivered, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting, and who complies with the notice procedures set forth in this Section 2.5. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of shareholders.

In addition to any other requirements under applicable law, the Articles of Incorporation or the Bylaws, for business (including but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof in proper form to the President or Secretary in accordance with this Section 2.5 (even if such issue or matter is already the subject of any notice (including by Public Announcement, as defined below) to the shareholders.

For all business other than director nominations (to which the procedures in Section 2.6 shall apply) to be timely, a shareholder notice of such business must be delivered to or mailed and received by the President or Secretary of the Corporation not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the annual meeting of shareholders held in the prior year; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received by the President or Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a shareholder notice.

For all business other than director nominations (to which the procedures in Section 2.6 shall apply) to be in proper written form, a shareholder notice to the President or Secretary shall set forth as to each matter that the shareholder proposes to bring before an annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) with respect to the shareholder proposing such business, (i) the name and address, as they appear on the Corporation books, of such shareholder, (ii)(A) the class and number of shares of the Corporation which are owned of record and shares of the Corporation which are owned beneficially but not of record by such shareholder as well as by any Associated Person (as defined below), (B) any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such shareholder as well as by any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder as well as any Associated Person has a right to vote any shares of any security of the Corporation, (D) the extent to which such shareholder, or any Associated Person, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Person with respect to any shares of capital stock of the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset‑based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (ii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposed business specified in the notice; and (iv) any interest of the shareholder in such business. In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted and no director nominations shall be made at the annual meeting except in accordance with the procedures set forth in this Section 2.5 and Section 2.6 and failure to comply with such procedures shall include without limitation any failure by a shareholder intending to propose any business or make a director nomination to comply with such procedures (including without limitation a failure by any such shareholder to timely provide information as required in this Section 2.5 or Section 2.6 with respect to such business or such director nomination, as the case may be), or the failure by any such shareholder to appear at the meeting to present any such proposed business or director nomination, as the case may be; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with such procedures.

The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of this Section 2.5 and Section 2.6, the following terms shall have the following meanings: (a) Associated Person of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder; (b) Derivative Instrument means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise; (c) the Exchange Act means the Securities Exchange Act of 1934, as amended; and (d) Public Announcement means disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a press release reported by the Dow Jones or Nasdaq News Service, Reuters Economic Services, Associated Press or comparable national news service, and notice given by Public Announcement shall be deemed given when such disclosure is first made.

Notwithstanding anything contained in this Section 2.5 or Section 2.6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5 and in Section 2.6. Nothing in this Section 2.5 or Section 2.6 shall be deemed to affect the Corporation obligations, or any shareholder rights to request inclusion of proposals in the Corporation proxy statement, under Rule 14a-8 under the Exchange Act.

SECTION 2.6. Procedures for Director Nominations. Only persons nominated in accordance with all of the procedures set forth in the Corporation Articles of Incorporation and Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation who is a shareholder of record of the Corporation at the time notice of the meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6.

For director nominations to be made by a shareholder to be timely, a shareholder notice must be delivered to or mailed and received by the President or Secretary of the Corporation: (a) with respect to director nominations to be made at an annual meeting, not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of, the anniversary of the annual meeting of shareholders held in the prior year; and (b) with respect to director nominations to be made at a special meeting of shareholders for the election of directors, not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation; provided, however, that, with respect to the foregoing clause (a) and subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received by the President or Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been notice naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation given to the shareholders at least ten (10) days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the President or Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual or a special meeting for which notice has been given, commence a new time period for the giving of a shareholder notice.

For director nominations to be made by a shareholder to be in proper written form, a shareholder notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to such shareholder, (i) the information required by clauses (b)(i) and (ii) of the fourth paragraph of Section 2.5, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iii) any interest of the shareholder in such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of (x) such proposed nominee to serve as a director of the Corporation, including without limitation information to determine the independence of such nominee (or lack thereof) and/or information that could be material to a shareholder understanding of the nominee independence, or (y) the shareholder to nominate the proposed nominee.

The presiding officer at an annual meeting or a special meeting of shareholders for the election of directors shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation Articles of Incorporation and Bylaws; and if he or she should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

SECTION 2.7. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)    With respect to an annual meeting of shareholders or any special meeting of shareholders called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is given to shareholders;

(b)    With respect to a special meeting of shareholders demanded by the shareholders, the date on which the first shareholder signs the demand;

(c)    With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and

(d)    With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

SECTION 2.8. Voting Lists. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a meeting of shareholders. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

SECTION 2.9. Shareholder Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, Bylaws adopted under authority granted in the Articles of Incorporation or the General Corporation Law of California provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles of Incorporation or the General Corporation Law of California provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.14.

When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

SECTION 2.10. Proxies. For all meetings of shareholders, a shareholder may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder or the shareholder authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy:

(a)    In writing by signing or causing the shareholder signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature;

(b)    By transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or

(c)    By any other means permitted by the General Corporation Law of California.

An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes. No appointment shall be valid after eleven months unless otherwise provided in the appointment.

SECTION 2.11. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

At every meeting of the shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his, her or its name on the stock ledger of the Corporation in connection with the election of directors and all other matters submitted to a vote of the shareholders. The holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.

Except as otherwise required by law and except as may be determined by the Board of Directors with respect to shares of Preferred Stock, only the holders of shares of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise required by law, upon any such vote each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided, however, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

SECTION 2.12. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 2.13. Acceptance of Instruments showing Shareholder Action.

(a)    If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

(b)    If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(1) the shareholder is an entity, within the meaning of the General Corporation Law of California, and the name signed purports to be that of an officer or agent of the entity;

(2)    the name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation or its agent request, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

(3)    the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;

(4)    the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation or its agent request, evidence acceptable to the Corporation of the signatory authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or

(5)    two or more persons are the shareholders as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the persons signing appears to be acting on behalf of all co-owners.

(c)    The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory authority to sign for the shareholder.

SECTION 2.14. Adjournments. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. An annual or special meeting may also be adjourned at any time, including after action on one or more matters, by the Chairman of the Board, by the presiding officer of such meeting or by any duly authorized officer of the Corporation. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the original meeting.

(a)    Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(b)    Record Date. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.7, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(c)    Notice. Unless a new record date for an adjourned meeting is or must be fixed in accordance with Section 2.14(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

SECTION 2.15. Polling. Meetings of stockholders shall be presided over by the chairperson of the board of directors, if any, or in his/her absence by the vice chairperson of the board of directors, or in his/her absence by the president, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the board. The secretary shall act as secretary of the meeting, but in his/her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. At the sole discretion of the presiding officer, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

SECTION 2.16. Waiver of Notice by Shareholders. A shareholder may waive any notice required by the General Corporation Law of California, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the General Corporation Law of California, except that the time and place of the meeting need not be stated, and be delivered to the Corporation for inclusion in the Corporation records. A shareholder attendance at a meeting, in person or by proxy, waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2.17. Action without Meeting. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation or required by law.

SECTION 3.2. Number, Classification, Tenure, Qualifications and Election.

(a)    Number and Term. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than five (5) directors under the applicable General Corporation Law of California, except the first board. The first board shall consist of two directors. Thereafter, except as otherwise provided in the Articles of Incorporation, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall be determined from time to time by resolution adopted by affirmative vote of a majority of all of the directors then in office. A director shall hold office until the annual meeting for the year in which his or her term expires. Despite the expiration of a director term, the director shall continue to serve following such expiration until his or her successor shall be duly elected and shall qualify, until he or she resigns or until there is a decrease in the number of directors.

(b)    Classification. The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of directors of each class shall be three years. Any two or more Classes may be held by the Chairperson of the Board. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to Section 3.2(a), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The Board of Directors is authorized hereby to assign to such classes the members of the Board of Directors in office at the time the classification becomes effective; or determine the classes to which the increased or decreased number of Directors shall be apportioned. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2016, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2017, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2018. At each annual meeting of shareholders following the Effective Time, the successors of the class of directors whose terms expire at that meeting shall be elected for a term of three years. A director shall hold office until the annual meeting for the year in which such director term expires and until such director successor is duly elected and qualified. Upon the expiration of the term of a class of directors, directors in that class shall be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

(c)     Qualifications. A director need not be a resident of the state of California or a shareholder of the Corporation except if required by the Articles of Incorporation. The Board of Directors, at its discretion, may establish any qualifications for directors, which qualifications, if any, shall only be applied for determining qualifications of a nominee for director as of the date of the meeting at which such nominee is to be elected or appointed.

(d)    Election. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by holders of shares of the Corporation common stock entitled to vote in the election at a meeting of shareholders at which a quorum is present. Election of Directors need not be by written ballot unless any shareholder demands such election by written ballot at the meeting prior to voting pursuant to California Corporation Code Section 708.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.2(a).

SECTION 3.3. Removal. Exclusive of directors, if any, elected by the holders of one or more series of preferred stock (which director(s) shall be subject to removal by such Preferred shareholders in accordance with the terms of such Preferred Stock series), no director of the Corporation may be removed from office except by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

SECTION 3.4. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the President or Secretary).

SECTION 3.5. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more series of preferred stock, or created by removal of a director, any vacancy on the Board of Directors, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of all of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he or she has been elected until such Director successor shall have been duly elected and qualified. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director will not take office until the vacancy occurs.

SECTION 3.6. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of one or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. The committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:

(a)    approve or recommend to shareholders for approval any action or matter expressly required by the General Corporation Law of California to be submitted to shareholders for approval; or

(b)    adopt, amend, or repeal any Bylaw or Article of Incorporation of the Corporation.

Except as required or limited by the Articles of Incorporation, the Bylaws, the General Corporation Law of California, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.7. Chairman of the Board; Vice Chairman of the Board. The Board of Directors shall have a Chairman of the Board to serve as its leader with respect to its activities and may have a Vice Chairman of the Board advise and counsel with the Chairman of the Board with respect to such activities. Each of the Chairman of the Board and (if any) the Vice Chairman of the Board shall be a member of the Board of Directors and shall be elected by the Board of Directors. The Board of Directors may remove and replace each of the Chairman of the Board and (if any) the Vice Chairman of the Board at any time with or without cause by the affirmative vote of a majority of all of the directors then in office. The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, in each case except as he or she delegates to the Vice Chairman of the Board, the Chief Executive Officer, the President or another officer of the Corporation or as otherwise may be determined by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at annual and special meetings of shareholders regular and special meetings of the Board of Directors.

SECTION 3.8. Compensation. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors, irrespective of any personal interest of any of its members, or a designated committee thereof, shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

SECTION 3.9. Regular Meeting. Regular meetings of the board of directors may be held without call or notice at such place within or outside the State of California and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders. A regular meeting of a committee, if any, shall be at such date, place, either within or outside the state of California, and time as such committee determines. Other regular meetings of the Board of Directors shall be held at such dates, times and places, either within or outside the State of California, as the Board of Directors may provide by resolution, which resolution shall constitute exclusive notice of such meeting.

SECTION 3.10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Vice Chairman of the Board or two-thirds of the members of the Board of Directors then in office. Special meetings of a committee may be called by or at the request of the chairman of a committee or a majority of the committee members. The person or persons authorized to call special meetings of the Board of Directors or a committee may fix any date, time and place, either within or outside the State of California, for any special meeting of the Board of Directors or committee called by them.

SECTION 3.11. Notice; Waiver. Notice of meetings, except for regular meetings, shall be given at least five (5) days prior to the meeting of the Board of Directors or committee and shall state the date, time and place of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent.

A director may waive any notice required by the General Corporation Law of California, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 3.12. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation or the General Corporation Law of California, a majority of the number of directors then in office or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee. A quorum shall not in any case be less than one-third of the total number of directors constituting the whole board or a committee of such meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Except as otherwise provided in the Articles of Incorporation, the Bylaws or the General Corporation Law of California, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

SECTION 3.13. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken is deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting, (b) such director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director dissent or abstention from the action taken, (c) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation (directed to the President or Secretary) immediately after adjournment of the meeting, or (d) such director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director dissent or abstention from the action taken and the director delivers to the Corporation (directed to the President or Secretary) a written notice of that failure promptly after receiving the minutes. A director who votes in favor of action taken may not dissent or abstain from that action.

SECTION 3.14. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, the Bylaws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 3.15. Telephonic or Other Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting of the Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which (a) all directors participating may simultaneously hear each other during the meeting, (b) all communication during the meeting is immediately transmitted to each participating director and (c) each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting. Notwithstanding the foregoing, the Chairman of the Board, or other presiding officer, shall, at any time, have the authority to deem any business or resolution not appropriate for meetings held pursuant to this Section 3.15.

ARTICLE IV

OFFICERS

SECTION 4.1. Number. The principal officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, any number of whom may be designated as Executive Vice President or Senior Vice President, a Treasurer, and a Secretary, each of whom shall be appointed by the Board of Directors. The officers also may include such other officers, including without limitation, assistant officers who may be appointed and have such designations as are determined by or at the direction of the Board of Directors or the Chief Executive Officer or the President and whose terms of office shall be as is specified in the appointments. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person.

SECTION 4.2. Appointment and Term of Office. The officers of the Corporation to be appointed by the Board of Directors shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly appointed or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3. Removal. The Board of Directors may remove any officer at any time with or without cause and notwithstanding the contract rights, if any, of the officer removed. The Board of Directors, the Chief Executive Officer or the President may remove any assistant officer who was appointed by the Board, the Chief Executive Officer or the President. The appointment of an officer or assistant officer does not itself create contract rights.

SECTION 4.4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any assistant office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, the Chief Executive Officer or the President.

SECTION 4.5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the General Corporation Law of California, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of shareholders. The Chief Executive Officer (and such other officer(s) as are authorized by resolution of the Board of Directors) is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation regular business or which shall be authorized by resolution of the Board of Directors, except where the signing thereof is exclusively delegated to another officer or employee of the Corporation by the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 4.6. President. The President shall have all authority and perform all duties incident to the office of president or as may be prescribed from time to time by the Board of Directors. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.7. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents in the order designated at the time of their appointment, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation. Any Vice President shall perform such other duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

SECTION 4.8. Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President. Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer, or the treasurer.

SECTION 4.9. Secretary and Assistant Secretaries. The secretary shall be the chief operating officer of the corporation and shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the Board of Directors, the Chief Executive Officer or the President. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer, the President, or the secretary.

SECTION 4.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of such committee.

ARTICLE V

CAPITAL STOCK

SECTION 5.1. Certificates of Stock. Shares of the Corporation may be issued in certificated or uncertificated form. Such shares shall be in the form determined by, or under the authority of a resolution of, the Board of Directors, which shall be consistent with the requirements of the General Corporation Law of California.

(a)    Certificated Shares. Shares represented by certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Treasure or an Assistant Treasure or the Secretary or an Assistant Secretary. Any or ail of the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

(b)    Uncertificated Shares. Shares may also be issued in uncertificated form. Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the General Corporation Law of California, including: (1) the name of the Corporation; (2) the name of person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this clause (4) without charge upon the written request of the shareholder.

SECTION 5.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of such shares, or his or her legal representative, who shall furnish proper evidence of authority to transfer or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books and records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the General Corporation Law of California.

SECTION 5.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of California as they may deem expedient concerning the issue, transfer and registration of shares of the Corporation represented in certificated or uncertificated form, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1.  Definitions to Indemnification and Insurance Provisions.

(a)     Director or Officer means any of the following: (i) A natural person who is or was a director or officer of the Corporation; (ii) A natural person who, while a director or officer of the Corporation, is or was serving either pursuant to the Corporation specific request or as a result of the nature of such person duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) A natural person who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) Unless the context requires otherwise, the estate or personal representative of a director or officer. Notwithstanding the foregoing, an agent falls within the foregoing definition only upon a resolution of the Board of Directors or committee appointed thereby that such agent shall be entitled to the indemnification provided herein.

(b)    Liability means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

(c)    Party means a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(d)    Proceeding means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.

(e)    Expenses means all reasonable fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.

(f) Disinterested Director means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding.

SECTION 6.2.  Indemnification of Directors and Officers.

(a) General. The corporation shall indemnify its officers and directors to the full extent the corporation is permitted or required to do so by the General Corporation Law of California. The Corporation shall indemnify a Director or Officer to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses in a Proceeding if the Director or Officer was a Party because he or she is a Director or Officer of the Corporation.

(b) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director or Officer behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director or Officer Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director or Officer behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director or Officer Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 6.2 in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(d) Survival of Rights. The rights of indemnification provided by this Section 6.2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(e) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer or Director rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Indemnification under this Section 6.2 is not required to the extent the Director or Officer has previously received indemnification or allowance of expenses from any person (including any entity), including the Corporation, in connection with the same Proceeding. Indemnification required under Section 6 shall be made within thirty (30) days of receipt of a written demand for indemnification.

SECTION 6.3. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a Director or an Officer unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors; (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum); (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel; (d) by a panel of three arbitrators; (e) by an affirmative vote of disinterested shareholders; or (e) with respect to any additional right to indemnification granted, by any other method permitted in the General Corporation Law of California.

SECTION 6.4. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Article VI.

SECTION 6.5. Severability. The provisions of this Article VI shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy, but such provisions shall not apply only to the extent that they are invalid as against public policy and shall otherwise remain in full force and effect.

SECTION 6.6.  Limitation or Expansion of Indemnification. The right to indemnification under this Article VI may be limited or reduced only by subsequent affirmative vote of not less than seventy-five percent (75%) of the Corporation outstanding capital stock entitled to vote on such matters. Any limitation or reduction in the right to indemnification may only be prospective from the date of such vote. The Board of Directors, however, shall have the authority to expand the indemnification permitted under this Article VI to the fullest extent permissible under the General Corporation Law of California as in effect on the date of any such resolution with or without further amendment to this Article VI.

ARTICLE VII

Miscellaneous Provisions

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 7.2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 7.3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or the executive committee of the Board may authorize.

SECTION 7.4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

SECTION 7.5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 7.6. Amendment of Bylaws.

(a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office. Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect.

(b) Amendment by Stockholders. These Bylaws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these Bylaws, by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Articles of Incorporation, these Bylaws, or other applicable law.

SECTION 7.7. Emergency Bylaws. During an Emergency, any one member of the Board of Directors or any one of the following officers: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, any Vice-President or Secretary, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to commencement of the meeting. One or more officers of the Corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum. Corporate action taken in good faith in accordance with the emergency bylaws binds the Corporation and may not be used to impose liability on any of the Corporation directors, or officers. Emergency is defined as a catastrophic event that prevents a quorum of the Corporation directors from being readily assembled.

Adopted in September, 2013, subject to effectiveness immediately prior to the completion of the Company initial public offering of its common stock.